UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26081 Avenue Hall
Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 295-5600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On March 31, 2006, the Company entered into a second amendment (the “Second Amendment”) effective as of March 30, 2006 of the loan and security agreement that it entered into with Silicon Valley Bank as of June 30, 2004, as amended (the “Credit Agreement”). The Second Amendment further amended the provisions of the Credit Agreement relating to the location of assets in the ordinary course of business. The Second Amendment also amended the minimum EBITDA financial covenant under the Credit Agreement to require that the Company maintain a minimum EBITDA of not less than $15 million for each test period ending on or after March 31, 2006. A copy of the Second Amendment is attached as Exhibit 99.1 hereto and is incorporated into this Item 1.01 by this reference.

Item 9.01                                             Financial Statements and Exhibits

(d)      Exhibits:

Exhibit Number	Reference
99.1

Amendment No. 2 to Loan and Security Agreement by and among Silicon Valley Bank, the Company, 3D Systems, Inc., 3D Holdings LLC, 3D Systems Asia Pacific Limited, 3D Capital Corporation dated and effective as of March 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: April 4, 2006	/s/ ROBERT M. GRACE, JR.
(Signature)
	Name:	Robert M. Grace, Jr.
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1

Amendment No. 2 to Loan and Security Agreement by and among Silicon Valley Bank, the Company, 3D Systems, Inc., 3D Holdings LLC, 3D Systems Asia Pacific Limited, 3D Capital Corporation dated and effective as of March 30, 2006.